UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

On May 22, 2013, the Board of Directors of Porter Bancorp, Inc. adopted an amendment to the Company’s bylaws to specifically authorize the Company to issue uncertificated shares of capital stock.  Amended and restated bylaws reflecting this change are attached as Exhibit 3.1 to this report.

Item 5.07       Submission of Matters to a Vote of Security Holders

On May 22, 2013, Porter Bancorp, Inc. held its 2013 annual meeting of shareholders.  At the meeting, shareholders elected eight directors, approved a non-binding advisory vote on the compensation of the Company’s executives, approved an amendment to increase the number of shares authorized for issuance under the 2006 Incentive Stock Plan from 463,050 shares to 1,263,050, and approved an amendment to the 2006 Non-employee Director Incentive Stock Plan.

The votes cast on the four agenda items are set forth below:

1.  Election of Directors.

Director	For	Withheld	Broker non-votes

Maria L. Bouvette	8,684,693	1,392,454	0
David L. Hawkins	8,792,717	1,284,430	0
W. Glenn Hogan	8,705,648	1,371,499	0
Sidney L. Monroe	9,150,041	927,106	0
William G. Porter	8,376,749	1,700,398	0
John T. Taylor	8,735,073	1,342,074	0
Stephen A. Williams	9,151,869	925,278	0
W. Kirk Wycoff	9,151,865	925,282	0

2.  Proposal to approve, in a non-binding advisory vote, the compensation of the Company’s executives.

For	Against	Abstain	Broker non-votes
9,115,716	53,023	908,408	0

3.  Approval of Amendment to 2006 Stock Incentive Plan

For	Against	Abstain	Broker non-votes
8,539,120	456,960	906,844	0

4.  Approval of Amendment to Non-Employee  Director Stock Incentive Plan

For	Against	Abstain	Broker non-votes
8,941,255	54,880	906,789	0

No other proposals were voted upon at the annual meeting.

On May 22, 2013, Porter Bancorp issued a press release announcing the results of four items submitted to a vote of its shareholders at the Company’s 2013 annual meeting held earlier that day.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws

99.1	Press Release issued by Porter Bancorp, Inc. on May 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2013	PORTER BANCORP INC.

	By:	/s/ Phillip W. Barnhouse
Phillip W. Barnhouse
Chief Financial Officer